SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2016

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers.

On September 12, 2016, CenterState Banks, Inc. (the “Company”) entered into an Amendment to Employment Agreement (the “Amendment”), which amends the Employment Agreement dated February 11, 2011 (the “Agreement”) between the Company and Ernest S. Pinner, the Company’s Executive Chairman of the Board

Pursuant to the terms and conditions of the Amendment (the form of which is included in this Form 8-K as Exhibit 10.1), Mr. Pinner’s Agreement is amended to (i) change the term of his employment from a “rolling” three-year term to a fixed term ending December 31, 2020, (ii) increase his Base Salary from $375,000 to $400,000, (iii) provide for the payment of the balance of his salary to December 31, 2020 if his employment is terminated prior to that date by the Company without Cause or by Mr. Pinner for Good Reason (as such terms are defined in the Agreement), as opposed to the lump sum payment of two times his highest annual compensation over the three-year period immediately preceding the year of termination as provided in the Agreement, (iv) change the “single trigger” Change in Control (“CIC”) payment in the Agreement to a “double trigger” provision (e.g., the CIC payment is made if there is a CIC during the term of the Agreement and within 12 months thereafter either Mr. Pinner’s employment is terminated without Cause or he terminates the employment for Good Reason (as such terms are defined in the Agreement), (v) retain the two and one-half times payment CIC metric upon a CIC in the Agreement, but base it on the sum of (a) his base salary, and (b) the highest annual bonus earned by him during the prior three years, as opposed to basing it on the compensation reported in his Form W-2 over the three-year period immediately preceding the CIC (as provided in the Agreement), and (vi) remove the Section 280G gross-up provision in his Agreement in favor of a provision that limits the CIC payment to an amount, if any, necessary to prevent any part of the CIC payment from being treated as an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended.  In addition, the Amendment confirms Mr. Pinner’s position as the Company’s Executive Chairman of the Board from and after July 17, 2015.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(a)	Exhibits:
Exhibit 10.1	Form of Amendment to Employment Agreement between the Company and Ernest S. Pinner, its Executive Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.
By:	/s/ Jennifer Idell
Jennifer Idell
Senior Vice President and Chief Financial Officer
Date:	September 15, 2016

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